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                                                                       EXHIBIT 5


                            CONFIDENTIALITY AGREEMENT


                  THIS CONFIDENTIALITY AGREEMENT, dated as of June 10, 1999 (this "Agreement"), is made by and between Easco, Inc., a Delaware corporation ("Easco," which term shall, for purposes of this Agreement, include its subsidiaries) and Caradon Inc. ("Buyer," which term shall, for purposes of this Agreement, include Caradon plc and all of its subsidiaries).

                  WHEREAS, Easco is prepared to furnish Buyer with certain information that is confidential, proprietary or otherwise not publicly available to assist in an evaluation (the "Evaluation") in connection with a possible business combination transaction involving Easco and Buyer (a "Transaction").

                  NOW, THEREFORE, as a condition to, and in consideration of, Easco furnishing to Buyer Information (as defined herein), Easco and Buyer agree as follows:

                  1. Nondisclosure of Information. Subject to Section 2, Buyer agrees that, in connection with information it receives from Easco, Buyer will
(a) keep the Information confidential, (b) not use the Information in any manner detrimental to Easco and (c) not use the Information other than in connection with the Evaluation. Notwithstanding the preceding sentence, Buyer may disclose Information to those of its Representatives (as defined herein) as are assisting Buyer with the Evaluation; provided, however, that Buyer will first (i) inform each of its Representatives receiving Information of the confidential nature of the Information and of the obligations imposed by this Agreement and (ii) direct its Representatives to treat the Information confidentially and in accordance with the obligations imposed by this Agreement and not to use the Information other than in connection with the Evaluation. Buyer will be responsible for (A) any failure by Buyer or any of its Representatives (including, without limitation, Representatives who, subsequent to the first date of disclosure of Information hereunder, cease to be its Representatives) to treat the Information confidentially and in accordance with the obligations imposed by this Agreement or (B) the use by Buyer or by any of its Representatives or former Representatives of the Information other than in connection with the Evaluation. Subject to Section 2, without the prior written consent of Easco, neither Buyer nor its Representatives will disclose to any person (1) that Information has been made available to Buyer or its Representatives, (2) that discussions relating to a Transaction are taking place or have terminated, or (3) any of the terms, conditions or other facts with respect to such discussions, the Evaluation or any Transaction.

                  2. Notice Preceding Compelled Disclosure. If Buyer or any of its Representatives is legally compelled, pursuant to a subpoena, civil investigative demand, regulatory demand or similar process, to disclose any Information provided by or on behalf of Easco or which relates to Easco, Buyer will promptly notify Easco to permit Easco to seek a protective order or take other appropriate action. Buyer will also cooperate in all reasonable efforts by Easco to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a



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protective order, Buyer or any of its Representatives is compelled to disclose
Information as a matter of law (including as a matter of federal or state securities law) or pursuant to the rules and policies of any securities exchange, Buyer may disclose only that part of the Information as is required by law to be disclosed (in which case, prior to such disclosure, Buyer will advise and consult with Easco and its counsel as to such disclosure and the nature and wording of such disclosure), and, if Easco seeks a protective order or takes other action to obtain confidential treatment for any Information so disclosed, Buyer or its Representatives will not oppose such efforts of Easco.

                  3. Treatment of Information. As soon as possible upon the written request of Easco or upon the termination by either Easco or Buyer of the Evaluation or the discussions relating to a Transaction, Buyer and its Representatives will destroy (or, at their option, return to Easco) all Information which has been provided in tangible form by or on behalf of Easco, together with all copies thereof, as well as all Information that incorporates information provided by or on behalf of Easco. Such destruction (or return) will be confirmed in writing to Easco. Any Information not so destroyed (or returned) will remain subject to this Agreement. Buyer acknowledges that it is aware and that its Representatives have been or will be advised by it that the United States securities laws prohibit any person who has material, non-public information from purchasing or selling securities based on such information or from communicating such information to any other person.

                  4. Public Information. This Agreement will not apply to such portions of the Information that (a) are or become generally available to the public through no action by Buyer or by Buyer's Representatives or (b) are or become available to Buyer or Buyer's Representatives from a source, other than Easco or its Representatives, which source Buyer believes, based upon reasonable inquiry, is not prohibited from disclosing such portions by a contractual, legal or fiduciary obligation or (c) Buyer or its Representatives can prove was obtained as a result of work which is independent of and not based on any of the Information.

                  5. No Warranty of Accuracy. Buyer understands that Easco will endeavor to include in the Information materials it believes to be relevant for the Evaluation, but Buyer acknowledges that neither Easco nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of any Information. Neither Easco nor any of its Representatives will have any liability to Buyer or its Representatives resulting from the use of the Information, except for use of the Information in breach of this Agreement.

                  6. Certain Actions. (a) During the course of the Evaluation, neither Buyer nor its Representatives will initiate contact with any director, officer, employee or person known to hold securities of Easco (other than persons specifically authorized by Easco) regarding any matter relating to a Transaction. If the Evaluation or the discussions relating to a Transaction are terminated for any reason, Buyer and its Representatives will cease, during the Restricted Period (as defined below), all such contacts, whether or not previously authorized.




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                  (b) As of the date hereof, except as previously disclosed in writing to Easco, Buyer is not the beneficial owner of any securities of Easco entitled to be voted generally in the election of directors or any direct or indirect options or other rights to acquire any such securities ("Voting Securities"). During the period beginning on the date of this Agreement and ending two years after the effectiveness of any Termination Notice (the "Restricted Period"), except as specifically requested in writing by Easco, neither Buyer nor any of its Representatives as a principal will propose, induce, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition or other similar transaction relating to Easco, (ii) any form of restructuring, recapitalization or similar transaction with respect to Easco, or (iii) any demand, request or proposal, or any request for consent, to amend, waive or terminate any provision of this Section 6. Furthermore, during the Restricted Period, except as specifically requested in writing by Easco and except, as to a Representative, as contemplated by the last sentence of this Section 6(b), neither Buyer nor any of its Representatives as a principal will, singly or with any other person or directly or indirectly, (1) acquire, or offer, propose or agree to acquire, by tender offer, purchase or otherwise, any Voting Securities,
(2) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent), (3) become a participant in any election contest with respect to Easco, (4) seek to influence any person with respect to the voting or disposition of any Voting Securities, (5) demand a copy of Easco's list of stockholders or its other books and records, (6) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or that seeks to affect control of Easco or for the purpose of circumventing any provision of this Agreement, or (7) otherwise act (including by providing financing for another person) to seek or to offer to control or influence, in any manner, the management, Board of Directors or policies of Easco. The provisions of clause
(1) of the immediately preceding sentence are subject, as to a Representative of Buyer that is a financial advisor engaged by Buyer and is also a securities firm, to the fact that such financial advisor may from time to time acquire Voting Securities, for its own account or the account of customers, and, accordingly, may hold positions in Voting Securities.

                  (c) During the Restricted Period, neither Buyer nor its Representatives will directly or indirectly solicit (other than by means of general advertisement or solicitation) for employment any of the current directors, officers or managers of Easco with whom initial contact was made, or who were specifically identified by Easco, during the course of the Evaluation (other than, in the case of a Representative, employment of any such person in the regular course of the Representative's hiring practices and not arising by reason of the Evaluation, and in the case of Buyer, employment of any such person in the regular course of Buyer's hiring practices done by employees of Buyer not aware of this Agreement).

                  (d) The provisions of this Section 6 will survive for two years after the effectiveness of any Termination Notice notwithstanding that some or all of the Information has become publicly disclosed or that any portion of this Agreement has become inoperative as to any portion of the Information.


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                  7. Certain Obligations Only on Definitive Agreement. Easco and
Buyer agree that unless and until a Definitive Agreement regarding a Transaction has been executed and delivered by each of Easco and Buyer and each other party thereto, neither Easco nor Buyer will be under any legal obligation of any kind with respect to any Transaction by virtue of this Agreement or any other written or oral expression with respect to any Transaction. Except as provided in
Section 6 of this Agreement, Easco and its Representatives will be free to conduct the process for pursuing any possible business combination transaction as they determine in their discretion (including, without limitation, changing any procedures relating to a Transaction, or negotiating with and entering into a Definitive Agreement with any other person, without in any such case prior notice to Buyer). Either Easco or Buyer may terminate the Evaluation and any discussions relating to a Transaction only upon furnishing notice to the other
(a "Termination Notice"), which Termination Notice shall become effective immediately upon the date that it is actually received. Notwithstanding any other provision of this Agreement, neither Easco nor Buyer will terminate the Evaluation or any discussions relating to a Transaction except by delivering a Termination Notice as provided in the immediately preceding sentence, and no such Termination Notice will alter any provision of this Agreement (unless the other party expressly agrees in writing). Except as provided in Section 6 of this Agreement, neither Easco nor Buyer will have any claim against the other or any of its Representatives arising out of or relating to any Transaction other than those claims, if any, as parties to a Definitive Agreement and then only in accordance with the terms of such Definitive Agreement.

                  8. General Provisions. This Agreement will be deemed to be effective as of the earlier to occur of (a) the date Information was first disclosed by or on behalf of Easco in connection with the Evaluation or (b) the date first written above. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. This Agreement, any amendment to this Agreement, or any waiver of rights or any notice or consent hereunder will be operative for purposes of this Agreement only if it is in writing and is signed by a Chairman, President or duly authorized Vice President or Director of the party in whose name it is signed. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will constitute a single instrument. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective affiliates, successors and assigns. Buyer acknowledges that Easco may be irreparably injured by any violation of the terms of this Agreement; accordingly, Easco will be entitled to seek specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. Buyer consents to personal jurisdiction in any action brought in any federal or state court within the State of Delaware having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement.

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This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

                  9. Certain Definitions. As used in this Agreement, (a) the terms "affiliate," "beneficial owner," "election contest," "group," "participant," "person," "proxy," "security," and "solicitation" (and the plurals thereof) will be ascribed a meaning no less broad than the broadest definition or meaning of such terms under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (b) all information furnished to Buyer as contemplated by this Agreement, whether in oral, written or electronic form and whether furnished by Easco or Easco's Representatives, together with all written or electronic documentation prepared by Easco or its Representatives based upon, reflecting or incorporating, in whole or in part, such information or the Evaluation, as well as the fact that Easco and Buyer are considering a Transaction and performing the Evaluation, is herein referred to as the "Information," (c) any director, officer, employee, agent, lender, partner or representative, including, without limitation, any accountant, consultant, attorney or financial advisor engaged by either Easco or Buyer, is herein referred to as a "Representative," and (d) a written agreement providing for a Transaction that is executed by or on behalf of Easco and Buyer and that states it is intended to be, and is specifically identified as, a Definitive Agreement for purposes of this Agreement is herein referred to as a "Definitive Agreement."





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                  IN WITNESS WHEREOF, each of Easco and Buyer has caused this
Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                     EASCO, INC.




                                     By: /s/ TERRY D. SMITH
                                          Name:    Terry D. Smith
                                          Title:   Executive Vice President,
                                                   Chief Financial Officer,
                                                   Secretary and Treasurer


                                     CARADON INC.




                                     By: /s/ ROBERT B. LECKIE
                                          Name:    Robert B. Leckie
                                          Title:   Vice President and General
                                                   Counsel Caradon, Inc.



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